UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2021 (October 4, 2021)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZZ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock trades on the over-the-counter market under the symbol HTZZ.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Interim Chief Executive Officer

On October 4, 2021, the Board of Directors (the “Board”) of Hertz Global Holdings, Inc. (the “Company”) appointed Mark Fields as the Company’s interim Chief Executive Officer (“Interim CEO”) effective as of October 5, 2021 while the Company conducts a search for a permanent Chief Executive Officer, and in that capacity he will serve as the Company’s principal executive officer. Mr. Fields is a current member of the Board and will remain as a director following his appointment as Interim CEO, but as of October 5, 2021 he will no longer serve on the audit committee of the Board.

Mr. Fields will serve on an “at-will” basis until a permanent Chief Executive Officer is chosen. Following the date that a new permanent Chief Executive Officer begins employment with the Company, Mr. Fields will remain employed by the Company to provide transition services for a period of up to two (2) weeks. His last day of employment following this transition period is referred to below as the “Employment End Date”.

Mr. Fields will receive a base salary of $62,500 per week. Additionally, Mr. Fields will be entitled to receive an RSU grant covering 500,000 shares of the Company’s common stock (the “Interim CEO Award”). The shares covered by the Interim CEO Award will vest as follows: (A) if the Employment End Date occurs within 90 days of Mr. Fields’s start date as Interim Chief Executive Officer, 50% of the shares under the Interim CEO Award will vest on the Employment End Date and the remainder will be forfeited, and (B) if the Employment End Date occurs after the 90th day following his employment start date, 100% of the shares under the Interim CEO Award will vest on the earlier of (x) the six-month anniversary of his start date and (y) the Employment End Date. The terms of the Interim CEO Award will be subject to the provisions of the Company’s new omnibus equity incentive plan once adopted by the Board and the form of award agreement.

On October 4, 2021, Mr. Fields and the Company entered into an offer letter containing the terms described above. The foregoing summary of the offer letter is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Chief Operating Officer

On October 4, 2021, Paul E. Stone resigned as Chief Executive Officer of the Company, and also resigned from the Board, in each case effective October 5, 2021.

The Board separately appointed Mr. Stone as the Company’s Chief Operating Officer effective October 5, 2021, and he will also continue in his role as President of the Company.

Mr. Stone will serve on an “at-will” basis, and either the Company or Mr. Stone may terminate the employment relationship at any time, with or without reason.

Mr. Stone will continue to receive a base salary of $1,000,000 per year and his target annual bonus for calendar year 2021 will remain 140% of his base salary. Further, provided that Mr. Stone is employed with the Company as of March 1, 2022, he will be entitled to a lump-sum payment of (x) $2,000,000, plus (y) an amount that represents the employer-paid portion of his monthly group health insurance premiums, multiplied by twenty-four (24) (the “Transition Bonus”), subject to execution of a release of claims. If Mr. Stone is terminated without cause or resigns for good reason prior to March 1, 2022, he will be entitled to receive the Transition Bonus as severance, subject to execution of a release of claims, and he will also remain eligible to receive an annual bonus for calendar year 2021 based on the Company’s actual performance. In addition, the Company has waived its right to claw back any portion of his retention bonus previously paid in August 2021 if he resigns for good reason prior to December 31, 2021.

On October 4, 2021, Mr. Stone and the Company entered into a Second Amended and Restated Offer Letter, Confidentiality and Non-Competition Agreement, which provides for Mr. Stone’s change in position and resignation from the Board. The foregoing summary of such agreement is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

ITEM 9.01. EXHIBITS.

(d)        Exhibits

Exhibit Number	Title

10.1	Offer Letter between Mark Fields and Hertz Global Holdings, Inc. dated October 4, 2021
10.2	Second Amended and Restated Offer Letter, Confidentiality and Non-Competition Agreement between Paul Stone and Hertz Global Holdings, Inc. effective as of October 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(each, a Registrant)

	By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Executive Vice President, General Counsel and Secretary
Date: October 5, 2021